Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121064) of our report dated February 8, 2006, included in the Annual Report on Form 10-K of Centrue Financial Corporation for the year ended December 31, 2005.
Champaign, Illinois
March 23, 2006